REGISTRATION NO. 333-31238

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                DDR SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     WASHINGTON                       4822                        522219677
   (STATE OR OTHER             (PRIMARY STANDARD              (I.R.S.  EMPLOYER
   JURISDICTION OF         INDUSTRIAL INCORPORATION          IDENTIFICATION NO.)
   OR ORGANIZATION)       CLASSIFICATION  CODE  NUMBER)


                               3650 WEST 30TH AVE
                   VANCOUVER, BRITISH COLUMBIA V6S 1W8, CANADA
                                 (604) 732-0623
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

            AGENT FOR SERVICE:                              WITH A COPY TO:
          GLENN JONES, PRESIDENT                           JAMES L. VANDEBERG
            DDR SYSTEMS, INC.                              OGDEN MURPHY WALLACE
           3650 WEST 30TH AVE                             #2100-1601 5TH AVENUE
VANCOUVER, BRITISH COLUMBIA V6S 1W8, CANADA            SEATTLE, WASHINGTON 98101
       (604)732-0623  (604)224-3310                           (206)447-7000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE

TITLE OF EACH                        PROPOSED            PROPOSED
CLASS OF            AMOUNT            MAXIMUM             MAXIMUM        AMOUNT OF
SECURITIES TO       TO BE         OFFERING PRICE         AGGREGATE     REGISTRATION
BE REGISTERED     REGISTERED         PER UNIT         OFFERING PRICE        FEE
-------------  ----------------  -------------------  ---------------  -------------
Common stock   2,300,000 shares  $0.045 per share(1)  $    103,500.00  $       27.33

(1) No exchange or over-the-counter market exists for DDR Systems, Inc.'s common stock. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold at a price of $0.045 per share. DDR Systems, Inc. believes this transaction supports a bona fide estimate of $0.045 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.


                      Subject To Completion - July 24, 2000

                                   PROSPECTUS
                                  JULY 24, 2000


                                DDR SYSTEMS, INC.

                               3650 WEST 30TH AVE
                   VANCOUVER, BRITISH COLUMBIA V6S 1W8, CANADA
                                 (604) 732-0623

                        2,300,000 Shares of Common Stock
                       to be sold by current shareholders


-     This  is  the  resale  of  common  stock  of DDR Systems, Inc., by selling shareholders
- No public market currently exists for shares of DDR Systems, Inc.'s common stock.
- None of the proceeds from the sale of stock in this offering will be available to DDR Systems, Inc.
- No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR
      Systems, Inc. common stock were sold at a price of $0.045 per share. The price of the shares will be determined through negotiations between the buyers and sellers.


    This is not an underwritten offering, and DDR Systems, Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Table Of Contents

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . . .   12
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Market Price of and Dividends on Capital Stock and Other Stockholder Matters. . . . .   18
Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Management's Discussion and Analysis of Financial Condition and Results of Operations   20
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.   21
Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .   23
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .   23
Disclosure of Commission Position on Indemnification for Securities Act Liabilities .   24
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                                  RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of DDR Systems, Inc. Investing in DDR Systems, Inc.'s common stock involves a high degree of risk.

DDR SYSTEMS, INC. IS IN ITS EARLIEST STAGES OF DEVELOPMENT AND MAY NEVER BECOME PROFITABLE

DDR SYSTEMS, INC. is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start up" venture that will incur net losses for the foreseeable future. DDR has no operating history or revenues from operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable.

Sufficient Penetration Of Recorder Technology To The Existing Marketplace May Not Be Possible

DDR Systems, Inc. has licensed a product line consisting of high-tech instruments that are used to record information transferred from distant sources like aircraft and satellites. Simply put the recorders are high speed tape recorders that are capable of recording information relayed by several types of satellites and aircraft. The recorder operates basically the same as a VCR with all the same play, fast forward, rewind, etc. functions. (See "Description of Business - The License") Once marketing begins there is no guarantee that the marketplace will be sufficiently penetrated so that DDR Systems, Inc. will become profitable. Any failure to establish sufficient market penetration of the recording technology application would prevent DDR Systems, Inc. from implementing its business plan, and could cause its stock to be worthless.

DDR SYSTEMS, INC. MAY LOSE ITS REACH TECHNOLOGIES INC. LICENSE IF IT FAILS TO MEET ITS MINIMUM PURCHASE REQUIREMENTS

DDR Systems, Inc. may be unable to meet the minimum purchase requirements under its license with Reach Technologies Inc., which could result in the loss of its license. This could prevent DDR Systems, Inc. from implementing its business plan, and could cause its stock to be worthless. DDR Systems, Inc. currently has no prospective purchasers lined up, it does not intend to meet its minimum purchase requirement simply by stockpiling an inventory of the Reach Technologies Inc. licensed product line. If DDR Systems, Inc. does not meet its minimum purchase requirement it would be deemed to be in default under its License Agreement with Reach Technologies IncReach Technologies Inc. would then be able to terminate DDR Systems, Inc.'s license rights to the Reach
Technologies  Inc.  licensed  product  line.

INCREASES IN THE REACH TECHNOLOGIES INC. LICENSED PRODUCT LINE PRICES COULD DESTROY DDR SYSTEMS, INC.'S POTENTIAL FOR FUTURE PROFITABILITY

Any material price increases by Reach Technologies Inc. could decrease or eliminate DDR Systems, Inc.'s potential profitability. Reach Technologies Inc. has the right to increase the Reach Technologies Inc. licensed product line prices on 30 days notice by revising its published pricing schedule.

DDR SYSTEMS, INC. MAY DILUTE EXISTING SHAREHOLDERS BY COMPENSATING SERVICE PROVIDERS BY ISSUING STOCK

DDR Systems, Inc. might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that DDR Systems, Inc. would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether DDR Systems, Inc.'s cash assets prove to be inadequate to meet its operational needs, DDR Systems, Inc. might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

COMPETITORS COULD DEVELOP ALTERNATIVE AND MORE COST-EFFECTIVE DATA RECORDER PRODUCTS TO COMPETE DIRECTLY IN THE MARKETPLACE, WHICH COULD DESTROY DDR
SYSTEMS,  INC.'S  POTENTIAL  FOR  FUTURE  PROFITABILITY

DDR Systems, Inc.'s products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of DDR Systems, Inc. These competitors may be able to institute and sustain price wars, or develop products that could perform similar to or better than the Reach Technologies Inc. licensed product line, resulting in a reduction of DDR Systems, Inc.'s share of the market and limiting or eliminating the profitability. In addition, there are no significant barriers to new competitors entering the market place.

DDR SYSTEMS, INC.'S SIGNIFICANT SHAREHOLDER COULD SELL HIS CONTROL BLOCK TO AN OUTSIDE PARTY RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

DDR Systems, Inc.'s significant shareholder, Glenn Jones, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control DDR Systems, Inc. and persons unknown could replace DDR Systems, Inc.'s management. It is uncertain whether any such replacements would continue to implement DDR Systems, Inc.'s current business plan.

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO WILL NOT DEVOTE HIS FULL TIME AND ATTENTION TO DDR SYSTEMS, INC.'S AFFAIRS COULD RESULT IN DELAYS OR BUSINESS FAILURE

Glenn Jones is serving as President and a Director. Loss of Mr. Jones's services may hamper DDR Systems, Inc.'s ability to implement its business plan, and could cause its stock to be worthless. DDR Systems, Inc. has found that Mr. Jones's inability to devote his full time and attention to DDR Systems, Inc.'s affairs has resulted in delays in progress towards the implementation of its business plan. Mr. Jones's inability to devote his full time and attention to

DDR Systems, Inc.'s affairs may also result in a failure to implement its business plan. DDR Systems, Inc. is heavily dependent upon the skills, talents and abilities of Mr. Jones to implement its business plan. Because investors will not be able to evaluate the merits of DDR Systems, Inc.'s business decisions, they should carefully and critically assess Mr. Jones's background. See "Directors and Executive Officers".

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO HAS LITTLE MARKETING EXPERIENCE COULD RESULT IN DELAYS OR BUSINESS FAILURE

Because of lack of marketing experience, DDR Systems, Inc. may overestimate the marketability of the Reach Technologies Inc. licensed product line and may underestimate the costs and difficulties associated with selling and distributing the Reach Technologies Inc. licensed product line. Any such unanticipated costs or difficulties could prevent DDR Systems, Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Mr. Jones has no experience in implementing an extensive sales campaign for the Reach Technologies Inc. licensed product line. Mr. Jones is not a sales or marketing professional by trade.

DDR SYSTEMS, INC. DOES NOT HAVE ANY EMPLOYMENT AGREEMENTS WITH ITS OFFICERS AND DIRECTORS LEAVING THE POSSIBILITY OPEN THAT ONE OR MORE COULD LEAVE AND COMPETE WITH DDR SYSTEMS, INC.

If DDR Systems, Inc. loses the services of its president, Mr. Jones or its Chief Financial Officer, Ms. Finnigan, or if one or both should decide to join a competitor or otherwise compete directly or indirectly with DDR Systems, Inc., technical or financial information could be used or provided to a competitor causing DDR Systems, Inc.'s stock to be worthless. DDR Systems, Inc. does not have an employment agreement with Mr. Jones or Ms. Finnigan. As a result, there is no assurance that they will continue to manage DDR Systems, Inc.'s affairs in the future.

DDR SYSTEMS, INC. HAS NOT OBTAINED KEY MAN LIFE INSURANCE FOR ITS OFFICERS AND DIRECTORS LEAVING THE POSSIBILITY DDR SYSTEMS, INC. MAY NOT RECOVER FROM THE INCAPACITATION OF AN OFFICER OR DIRECTOR

DDR Systems, Inc. has not obtained a key man life insurance policy on either its president, Mr. Jones or its Chief Financial Officer, Ms. Finnigan. As a result, DDR Systems, Inc. may not be able to replace either Mr. Jones or Ms. Finnigan should a serious accident befall one or both of them.

DDR SYSTEMS, INC. MAY CONSIDER BUSINESS COMBINATIONS RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

DDR Systems, Inc. may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to DDR Systems, Inc.'s current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders.

DDR Systems, Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control DDR Systems, Inc. and persons unknown could replace DDR Systems, Inc.'s management. It is uncertain whether any such replacements would continue to implement DDR Systems, Inc.'s current business plan and in any event may result in a new management team not considered by existing shareholders. DDR Systems, Inc. has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.

DDR SYSTEMS, INC. MAY ENTER IN TO NEW LINE OF BUSINESS WHICH INVESTORS COULD NOT EVALUATE RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

In the event of a business combination, acquisition, or change in shareholder control, DDR may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. DDR may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to DDR's current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of DDR's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace DDR's management. New management may decide not to continue to implement DDR's current business plan, and may decide to enter into a business completely unrelated to DDR's current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in DDR.

POTENTIAL BUSINESS COMBINATIONS COULD BE DIFFICULT TO INTEGRATE AND DISRUPT BUSINESS.

If DDR Systems, Inc. acquires a company, it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. In addition, the key personnel of the acquired company may decide not to work for DDR Systems, Inc. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase DDR Systems, Inc.'s operating costs.

POTENTIAL BUSINESS COMBINATIONS COULD INCREASE OPERATING COSTS AND COULD DESTROY DDR SYSTEMS, INC.'S POTENTIAL FOR FUTURE PROFITABILITY

DDR Systems, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired.

DDR SYSTEMS, INC. MAY UNDERTAKE INVESTMENT RISKS THAT ARE DILUTIVE AND THAT COULD ADVERSELY IMPACT FUTURE EARNINGS PER SHARE

Any asset acquisition or business combination would likely include the issuance of a significant amount of DDR Systems, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.

DDR SYSTEMS, INC. MAY UNDERTAKE INVESTMENT RISKS THAT SHAREHOLDERS MIGHT NOT OTHERWISE ACCEPT

DDR Systems, Inc.'s stockholders could lose their entire investment on a business decision they did not get to evaluate at the time of investing in DDR Systems, IncDepending on the nature of the transaction, DDR Systems, Inc.'s stockholders may not have an opportunity to vote on whether to approve it. As a result, DDR Systems, Inc.'s management could enter into a transaction that an investor would not want to invest in.

CONFLICTS OF INTEREST BETWEEN DDR SYSTEMS' SIGNIFICANT SHAREHOLDER AND THE COMPANY COULD RESULT IN ADVERSE TREATMENT

Glenn  Jones,  DDR  Systems' majority shareholder, is a one-third owner in Reach
Technologies,  the  licensor  of  the  technology  which  forms the basis of DDR
Systems' business plan. As a result, Mr. Jones has a potential conflict of interest between his investment and role in DDR Systems and his investment in Reach Technologies, which may result in Mr. Jones' making decisions which may be more favorable to Reach Technologies than to DDR Systems. There is no procedure in place, which would allow Mr. Jones to resolve potential conflicts in an arms-length fashion. Any adverse decisions could limit or eliminate DDR Systems' profitability.

DDR  SYSTEMS,  INC. HAS NO OPERATING HISTORY AND FINANCIAL RESULTS ARE UNCERTAIN

There is no assurance that DDR Systems, Inc. will provide a return on investment in the future. DDR Systems, Inc. has not achieved profitability, and expects to incur net losses for the foreseeable future. As a result of DDR Systems, Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. DDR Systems, Inc. is a relatively young company with no history of earnings or profits, its revenue and income potential is unproved and its business model is still emerging.

DDR  SYSTEMS,  INC.'S  MAY  NOT  ACHIEVE  OR SUSTAIN FAVORABLE OPERATING RESULTS

If DDR Systems, Inc. does not become profitable, it may be unable to maintain its Reach Technologies Inc. License, which would eliminate its sole product line. If DDR Systems, Inc. does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in DDR Systems, Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. DDR Systems, Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:
-     identifying  prospective  purchasers,
-     marketing  to  prospective  purchasers,  and
-     initial  product  discounts,  if  any.

SIGNIFICANT OPERATION EXPENDITURES MAY PREVENT DDR SYSTEMS, INC. FROM ACHIEVING PROFITABILITY

DDR Systems, Inc. expects to significantly increase its operating expenses in order to market and distribute the Reach Technologies Inc. licensed product line. In addition, Reach Technologies Inc. has the right to increase its prices to DDR Systems, Inc. on 30 days notice. As a result it may not generate enough revenue to achieve profitability.

DDR SYSTEMS, INC. MAY NEED ADDITIONAL FINANCING WHICH MIGHT RANK AHEAD OF SHAREHOLDER'S INTERESTS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT

If DDR Systems, Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy shareholders could loose their entire investments as a result of the senior preferences or privileges. DDR Systems, Inc. has very limited funds, and its funds may be inadequate to implement its business plan. DDR Systems, Inc. may require additional working capital to fund its business.

DDR  SYSTEMS,  INC.  MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING IF NEEDED FOR
ITS BUSINESS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT

DDR Systems, Inc.'s ultimate success will depend on its ability to raise additional capital. Failure to raise the neces-sary funds in a timely fashion will severely limit DDR Systems, Inc.'s operations and it would be unable to implement its business plan. No commitments to provide additional funds have been made by management or other shareholders. DDR Systems, Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to DDR Systems, Inc.

DDR SYSTEMS, INC. HAS NOT TAKEN ANY STEPS TO HAVE ITS COMMON STOCK LISTED ON THE OTC BULLETIN BOARD, HAS NO IMMEDIATE PLANS TO DO SO AND THUS THERE IS NO GUARANTEE OF APPROVAL FOR LISTING, AND ACCORDINGLY SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is no guarantee that DDR Systems, Inc. Will be approved for listing on the bulletin board, and accordingly shareholders may have difficulty selling their shares without considerable delay, if at all. DDR Systems, Inc. Has not taken any steps to have its shares listed on the OTC bulletin board and has no immediate plans to do so. Although DDR Systems, Inc. Intends to apply to have its shares traded on the OTC bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities there is no guarantee that this will occur.

DDR SYSTEMS, INC. COMMON STOCK HAS NO PRIOR MARKET, AND PRICES MAY DECLINE AFTER THE OFFERING

There is no public market for DDR Systems, Inc.'s common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of DDR Systems, Inc.'s common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for DDR Systems, Inc.'s common stock may not develop or be sustained. All of DDR Systems, Inc.'s outstanding shares, except for those of Glenn Jones's, are being registered for sale pursuant to this offering. If DDR Systems, Inc.'s selling stockholders sell substantial amounts of common stock in the public market, the market price of DDR Systems, Inc.'s common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of DDR Systems, Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in DDR Systems, Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in DDR Systems, Inc. stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF DDR SYSTEMS, INC. STOCK DUE TO STATE BLUE SKY LAWS

Because DDR Systems, Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy DDR Systems, Inc.'s securities. Investors may be unable to sell their stock in DDR Systems, Inc. Accordingly, investors should consider the secondary market for DDR Systems, Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF DDR SYSTEMS, INC. STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

Because DDR Systems, Inc.'s securities will constitute "penny stock" within the meaning of the rules may affect the ability of owners of DDR Systems, Inc.'s shares to resell their securities . The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the
Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because DDR Systems, Inc.'s securities will constitute "penny stock" within the meaning of the rules, the rules would apply to DDR Systems, Inc. and its securitiesand there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF DDR SYSTEMS, INC. STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OTHER  RISKS

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus contains forward-looking statements that involve risks and uncertainties. DDR Systems, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by DDR Systems, Inc. described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, DDR Systems, Inc. will not receive any proceeds from the sale of stock being offered. Proceeds from the original offering of $113,500 were raised for the purpose of providing working capital.

                         DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing DDR Systems, Inc.'s shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock. DDR Systems, Inc. has 12,300,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on June 3, 1999 at $0.001 per share, and 2,300,000 shares were issued on December 5, 1999. All stock was issued based on a valuation by the Board of Directors. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold at a price of $0.045 per share.

                                    DILUTION

This offering is for sales of stock by existing DDR Systems, Inc. shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of DDR Systems, Inc.'s shares may not bear any rational relationship to net tangible book value per share.

                              SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering. Other than as disclosed below, no selling shareholder holds or has held during the past three years any position, office, or other material relationship with DDR Systems, Inc.

                                                                   Number of
                     Position with   Number of      Number of     Shares After
Name                    Company     Shares Owned  Shares Offered     Sale(1)
-------------------  -------------  ------------  --------------  ------------
Green Grove Trading  None                575,000         575,000             0
Limited
World Wise Traders   None                575,000         575,000             0
Limited
Gauntlett Limited    None                575,000         575,000             0
Valonia Limited      None                575,000         575,000             0

(1) This table assumes that each of the above named shareholders will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. DDR Systems, Inc. has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if DDR Systems, Inc.'s stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction. The selling shareholders have not entered into any arrangements, or understandings with any brokers or dealers to facilitate the sale of DDR Systems, Inc.'s stock.

No public market currently exists for shares of DDR Systems, Inc.'s common stock. DDR Systems, Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol "DDRS". DDR Systems, Inc. has not taken any actions to have its shares traded on the OTC bulletin board. DDR Systems, Inc.

intends to apply to have its shares traded on the OTC bulletin board immediately after it has met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In the case of DDR Systems, Inc. these listing standards are:

-     An  effective  Registration  Statement  Under  The  Securities Act of 1933
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission
-     At  least  one  market  maker  to  make  a  market  in  its  securities

Other than to remain current with its quarterly and annual report filings, DDR Systems, Inc. needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulleting Board. DDR Systems anticipates that a registered offering by its selling shareholders may result in its stock being held by enough shareholders to interest a market maker to make a market in trading DDR Systems' stock.



                          DESCRIPTION OF CAPITAL STOCK

DDR Systems, Inc.'s authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share and 20,000,000 of preferred stock, par value $.001 per share. Immediately prior to this offering, 12,300,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of DDR Systems, Inc.'s common stock.

Because the holders of shares of DDR Systems, Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of DDR Systems, Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of DDR Systems, Inc.'s directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of DDR Systems, Inc., holders are entitled to receive, ratably, the net assets of DDR Systems, Inc. available to shareholders after payment of all creditors.

To the extent that additional shares of DDR Systems, Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither Bedinger & Co (Auditors) or Ogden Murphy Wallace (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of DDR Systems, Inc.'s common stock.

                             DESCRIPTION OF BUSINESS

GENERAL

DDR Systems, Inc. was incorporated under the laws of the State of Washington on June 3, 1999, and is in its early developmental and promotional stages. To date, DDR Systems, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. DDR Systems, Inc. has not commenced commercial operations. DDR Systems, Inc. has no full time employees and owns no real estate.


PRODUCT  DESCRIPTION

DDR Systems, Inc.'s principal asset is a licensed product line consisting of high-tech instruments that are used to record information transferred from distant sources like aircraft and satellites. Simply put the recorders are high speed tape recorders that are capable of recording information relayed by several types of satellites and aircraft. Some of the data that can be recorded include fuel consumption, engine rotation per minute, time, pictures recorded by cameras, load stresses recorded by sensors and the status of various equipment on the craft such as batteries or radar. The recorder operates basically the same as a VCR with all the same play, fast-forward, rewind, record, scheduled operation, and other similar functions. The product line is unique in that it can record information from satellites at speeds required by those satellites. The licensed product line consists of recorders capable of recording at speeds up to 40 Megabits per second. The recorders are configured for both laboratory and onsite use. Models consist of laboratory, rack mount and portable versions.


THE  LICENSE

On June 3, 1999, DDR Systems, Inc. acquired from Reach Technologies Inc. the rights to distribute the Reach Technologies Inc. recorder product line for the purpose of selling the product in the marketplace. DDR Systems, Inc., which at the time was owned by DDR Systems, Inc.'s president, Glenn Jones, a one third shareholder in Reach Technologies Inc., paid for the license by issuing stock to the shareholder in Reach Technologies Inc. There were no negotiations between the parties with regard to the acquisition.

DDR Systems, Inc.'s business plan is to conduct a market analysis, and then hire sales staff to begin marketing the licenced product line. DDR Systems, Inc. anticipates that the market analysis will take about 5 months with hiring of sales staff and marketing of the product line beginning in September 2000.

Under its license with Reach Technologies Inc., DDR Systems, Inc. has the exclusive right to distribute and market the Reach Technologies Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning June 3, 1999, expiring January 31, 2003. To retain this right, DDR Systems, Inc. must purchase a minimum amount of product based on pricing established in the license agreement during each of the three years of its license, beginning February 1, 2000. DDR Systems, Inc. is required to purchase $50,000 of the product by January 31, 2001, and a further $100,000 by January 31, 2002, and a further $100,000 by 2003 to retain its license. DDR Systems, Inc. intends to meet these contract minimums by hiring sales staff whose qualifications are commensurate with those determined by the marketing analysis. The current price to DDR Systems, Inc. for the product line is as follows:

                                               WHOLESALE
                                                 PRICE
PRODUCT                         MODEL NUMBER  (US DOLLARS)
------------------------------  ------------  ------------
DIGITAL DATA RECORDER
(BENCHTOP)
DAT based recorder              DDR-4mm             12,170
Exabyte based recorder          DDR-8mm             13,650
DLT based recorder              DDR-DLT             16,700

DIGITAL DATA RECORDER
(PORTABLE)
 (PRICE DOES NOT INCLUDE IBM
LAPTOP PC)
DAT based recorder              DDR-P-4mm           12,170
Exabyte based portable          DDR-P-8mm           13,220


DIGITAL DATA RECORDER
(OPTIONS)
RS-422 I/O option (2 channels)  DDR-RS422              870
Differential ECL I/O option     DDR-ECL                870
Additional PCM Channel          DDR-PCM              3,480
IRIG Time Code input option     DDR-IRIG             1,740
GPS Time input option           DDR-GPS              2,610
2 GB High Speed Disk option     DDR-Disk-2GB           870
4 GB High Speed Disk option     DDR-Disk-4GB         1,300
Shipping case for portable      DDR-Case               390

Reach  Technologies  Inc.  may  change  the  price  on  30  days'  notice.

The license agreement may be renewed by DDR Systems, Inc. for additional three year periods so long as DDR Systems, Inc. is not in default. Any renewal agreement will be subject to the same minimum purchase requirement structure except that the minimum purchase amount in each year would be calculated as the greater of $120,000 and 65% of DDR Systems, Inc.'s prior years audited revenue. The agreement may be terminated by DDR Systems, Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for cause, which includes breach of the agreement; the bankruptcy or insolvency of DDR Systems, Inc.; or the conviction of DDR Systems, Inc., its officers or directors, of any crime involving moral turpitude.


BACKGROUND  TO  DEVELOPMENT  OF  THE  PRODUCT

Reach Technologies Inc. began developing its recorder product line in 1993. These recorders are used in satellite ground station development and operations as well as aircraft testing. These products, to be sold by DDR Systems, Inc., provide low cost portable data recording and playback to the satellite and aircraft industries. The products do this by relying on high performance personal computers, advanced digital tape and modern hard disk technology, custom hardware developments and innovative ways to provide real-time data handling capabilities to the non real-time Microsoft Windows 98 environment and in the Windows NT environment. The fastest product is in a range that satisfies the needs of many existing satellite systems.

The fields of science and technology that are involved in the technology include:
-     Digital  data  recording  devices;
-     computer  software  (real-time systems and graphical user interfaces); and
-     custom  and  off-the-shelf  computer  hardware.

The technology is proprietary and not patented. The technology behind the licensed product line was developed when Reach Technologies realized that many data recorder products were not user friendly and did not support commercially available off the shelf disk and tape transports. This meant that competitors had high life cycle costs as a result of expensive media, increased maintenance, and calibration requirements. By supporting commercially available-off-the-shelf replacement parts the product line was able to gain a competitive edge against long established competitors in the industry. All the recorders share the same architecture and support the same transport devices. The difference between models is in the maximum sustainable speed for recording and playback of data.


ABOUT  THE  PRODUCT

DDR Systems, Inc. feels that the recorders' competitive advantage over other products are its relatively low price and its use of commercially available off the shelf replacement parts that are easily replaced when worn out and covered by reputable manufactures warranties.

The recorders are designed for recording data at rates from 0 to 40 Mbps. The recorders are used to record and play data. The recorders feature a design that supports the generation, manipulation, and analysis of data. Features, like scheduled operation and flexible Input/Output make the recorder ideal for operational data collection systems and for system development. The recorder is based on the standard Intel PC platform running either Windows 98 or Windows NT.

The recorder supports commercially available off the shelf disk and tape transports with small computer system interfaces. The use of commercially available off the shelf components provides low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements. Selection of the recording media is based on the maximum data rate, recording duration, and cost considerations.


SHORT-TERM  PLAN  OF  OPERATION  FOR  THE  PERIOD  ENDING  DECEMBER  31,  2000


The initial step that DDR Systems, Inc. plans to take is to identify target companies and develop a sales force to approach these companies. The market for the product includes aircraft and spacecraft manufacturers, both private and government, involved in both military and nonmilitary applications and it is anticipated that these will be the focus of selling efforts. Once target companies are identified, DDR Systems, Inc. will begin marketing the product. It will be difficult for a small entrant into this market to gain market share given the complexity of the industry and potential competition, however DDR Systems, Inc. believes that the licensed product line can be successfully sold into the marketplace. In general competitors do not support commercially available off the shelf components and as a result their products are expensive to manufacture and support. DDR Systems, Inc.'s licensed product line is less expensive to manufacture and support. The product line is also priced less than its competitors. DDR Systems, Inc. believes that with a marketing budget and with quality product and people it will be able to successfully compete with larger more established companies and gain market share. The data recorders will be manufactured by Reach Technologies Inc.


DDR Systems, Inc. does not anticipate requiring additional capital within the next six months since budgeted expenditures over the this period are less than cash on hand. After paying accounts payable of $19,143 DDR Systems, Inc. will have $84,357 to cover the anticipated expenditures over the next six months, which are summarized below:

-  Market Research                                     $ 20,000
-  Printing and engraving expenses                        5,000
-  Attorneys' fees and expenses                          20,000
-  Accountants' fees and expenses                         2,000
-  Transfer agent's and registrar's fees and                500
   expenses
-  Miscellaneous                                            965
                                                       --------
   Total                                               $ 48,465
                                                       --------

DDR Systems, Inc. plans to cooperate with and future licensees that have license rights in other territories to establish referral sale relationships. To date no other company has received a license. DDR Systems, Inc. is therefore unable to elaborate on what if any those arrangements might be.

Reach Technologies Inc. has indicated that experience shows the typical sales cycle for the product is 6 to 8 months from lead generation to order. The license agreement with Reach Technologies Inc. that provides the rights to distribute the product includes a minimum purchase requirement that must be met by January 31, 2001, 2002 and 2003. Because the sales cycle is typically long and the offering under this prospectus is solely for selling shareholders, DDR Systems, Inc. will need to raise funds to develop its license rights. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock will be diluted.

Although the product offers low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements, there is no guarantee that the marketplace will conclude that reduced costs are worth not dealing with established companies already in the marketplace. DDR Systems, Inc. recognizes this fact. To address this possibility, DDR Systems, Inc. does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. DDR Systems, Inc.'s officer and director, Glenn Jones, may devote a portion of the time he devotes to DDR Systems, Inc. evaluating business opportunities that may be available. DDR Systems, Inc. has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of DDR Systems, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.


INDUSTRY  CONDITIONS  AND  COMPETITION

DDR Systems, Inc. is currently aware several products that compete directly in its primary target market but is unaware of any other product that uses a standard PC platform running Windows to implement the recorder. It is possible that another company could develop a similar product that uses a standard PC platform running Windows to implement the recorder to compete directly with DDR Systems, Inc.'s product. DDR Systems, Inc. may have to compete with such companies in the future. DDR Systems, Inc. does not yet know whether the sale of the product will result in profitability. It does know, however, that if the application turns out to be successful, it will hold an exclusive license in

Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and for an initial period beginning June 3, 1999, expiring January 31, 2003, as long as it meets its minimum purchase requirements.


EMPLOYEES

DDR Systems, Inc. is a development stage company and currently has no employees. DDR Systems, Inc. is currently managed by Glenn Jones, a one third owner in Reach Technologies (the "Licensor"), and Katherine Finnigan, its only officers and directors. DDR Systems, Inc. looks to Mr. Jones for his entrepreneurial skills and talents. His experience includes working with Reach Technologies Inc. since its inception in 1993. He has spent years working for large high tech companies like Hewlett Packard (2 years) and Macdonald Dettwiler and Associates (10 years). DDR Systems, Inc. looks to Ms. Finnigan for her financial skills and talents. Ms. Finnigan has extensive financial experience, covering a broad spectrum of businesses. Her experience includes working for a mutual fund and most recently as the Director of Finance for an Internet service provider. For a complete discussion of Mr. Jones' and Ms. Finnigan's experience, please see "Directors and Executive Officers."

Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once DDR Systems, Inc. completes its marketing plan, its priority will shift to implementing that plan. The marketing plan would focus on two major goals: identifying the most likely prospects for installing the recorders and retaining one or more qualified individuals to market product to those prospects. DDR Systems, Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in DDR Systems, Inc., which would dilute the ownership interest of holders of existing shares of DDR Systems, Inc.'s common stock.


AVAILABLE  INFORMATION

DDR Systems, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to DDR Systems, Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document DDR Systems, Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. DDR Systems, Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, DDR Systems, Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                             DESCRIPTION OF PROPERTY

DDR Systems, Inc. currently maintains limited office space, occupied by Mr. Jones, for which it pays no rent. Its address is 3650 West 30th Avenue, Vancouver, British Columbia V6S 1W8, CANADA, and its phone number is (604) 224 3520. The office space is owned by the wife of a director of Reach Technologies Inc. DDR Systems, Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities. It is intended that any such facilities would be located in Blaine or Ferndale, Washington.

                                LEGAL PROCEEDINGS

DDR Systems, Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against DDR Systems, Inc. or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                       STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for DDR Systems, Inc.'s securities. DDR Systems, Inc. has no common equity subject to outstanding purchase options or warrants. DDR Systems, Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that DDR Systems, Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by DDR Systems, IncThe principal operations of DDR Systems, Inc. have not yet commenced.

DDR Systems, Inc. has 12,300,000 shares of common stock issued and outstanding, of which 10,000,000 shares were issued on June 3, 1999 at $0.001 per share, 2,300,000 shares were issued on December 5, 1999. All stock was issued based on a valuation by the Board of Directors. No sale of DDR Systems, Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on December 5, 1999, when a total of 2,300,000 shares of DDR Systems, Inc. common stock were sold from treasury at a price of $0.45 per share.

Upon  effectiveness of the registration statement that includes this prospectus,
2.3 million of DDR Systems, Inc.'s 12.3 million outstanding shares will be eligible for sale.

To date DDR Systems, Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon DDR Systems, Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from June 3, 1998, (inception) to the eight months ended, and the balance sheet data at December 31, 1999, are derived from DDR Systems, Inc.'s audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                              Inception to
                                           December 31, 1999
                                           ------------------
STATEMENT OF OPERATIONS DATA:
Net sales                                  $              Nil
                                           ==================

Loss from continuing operations            $           17,066
                                           ==================

Loss per share from continuing operations  $              Nil
                                           ==================

                                                 As of
                                           December 31, 1999
BALANCE SHEET DATA:
Total assets                               $          105,577
                                           ==================

Total liabilities                          $           19,143
                                           ==================

DDR Systems, Inc. is in its early developmental and promotional stages. To date, DDR Systems, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. DDR Systems, Inc. has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that DDR Systems, Inc. expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS  OF  OPERATIONS

During the period from June 3, 1999, (inception) through the seven months ended December 31, 1999, DDR Systems, Inc. has engaged in no significant operations other than organizational activities, acquisition of the rights to market the Reach Technologies Inc. licensed product line and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by DDR Systems, Inc. during this period. DDR Systems, Inc. anticipates generating revenue around October 2000.


For the current fiscal year, DDR Systems, Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. DDR Systems, Inc. expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $5,000. The costs associated with filing this registration statement, and DDR Systems, Inc.'s expenses associated with applying for DDR Systems, Inc.'s shares to trade on the OTC bulletin board are not expected to exceed $20,000 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want DDR Systems, Inc.'s shares to be qualified. With respect to costs of implementing its business plan, it is difficult to estimate DDR Systems, Inc.'s cost of a market analysis. DDR Systems, Inc. estimates the total cost of market analysis, assuming difficulty in gathering information and other unforeseen difficulties, would not exceed $40,000. DDR Systems, Inc. anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business. DDR Systems, Inc. anticipates that expenditures from inception of the company to the fiscal year end December 2000 will be approximately to $100,000. After paying accounts payable of $19,143 the DDR Systems, Inc. will have $84,357 to cover the above noted anticipated expenditures of $65,000. Sales staff will be commission based and will therefore be paid out of sales proceeds. DDR Systems, Inc. therefore anticipates having the resources to support is operations during the next 12 months.


LIQUIDITY  AND  CAPITAL  RESOURCES

DDR Systems, Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, DDR Systems, Inc.'s balance sheet as of December 31, 1999, reflects total assets of $115,577 in the form of cash, furniture and equipment and the license agreement with Reach Technologies Inc.

DDR Systems, Inc. expects to carry out its plan of business discussed above. In addition, DDR Systems, Inc. may engage in a combination with another business. DDR Systems, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which DDR Systems, Inc. may eventually combine. DDR Systems, Inc. has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable.

DDR Systems, Inc. anticipates that cash on hand will meet short-term cash requirements. The following table illustrates how DDR Systems, Inc. has budgeted its cash on hand over the short-term:

  -  Printing and engraving expenses                   $  5,000
  -  Attorneys' fees and expenses                        15,000
  -  Accountants' fees and expenses                       5,000
  -  Market Research                                     40,000
  -  Transfer agent's and registrar's fees and expenses     500
  -  Working capital                                     18,857
                                                       --------
     Total cash on hand                                $ 84,357
                                                       --------

DDR Systems, Inc. will not expand its operations until sales have occurred and management feels that budgeted sales can support expansion. DDR Systems, Inc. therefore has no specific long-term capital requirements other than those that vary with sales. These future costs of sales including product costs and commissions are payable after the time that DDR Systems, Inc. expects to be paid by its customer. DDR Systems, Inc. therefore plans to generate sufficient cash flow from sales to meet its long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, if sales in the long term are insufficient, DDR Systems, Inc. may need additional capital to carry out its business plan or to engage in a business combination. In the event that DDR Systems, Inc. requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to DDR Systems, Inc. or at all.


                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Bedinger & Company has served as DDR Systems, Inc.'s independent auditor since inception, and DDR Systems, Inc. has not had any dispute with Bedinger & Company over accounting or financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of DDR Systems, Inc.:

NAME                 AGE  POSITION
-------------------  ---  --------
Glenn Jones          38   President, Secretary, Treasurer, Director
Katherine Finnigan   34   Chief Financial Officer

Mr. Jones became a director and officer of DDR Systems, Inc.'s in June 1999. In 1986, Mr. Jones graduated from the University of British Columbia with a degree in Electrical Engineering. During the past seven years, Mr. Jones has worked with Reach Technologies Inc. as a Director and the head of research and development. While initially working with Reach Technologies, Inc., Mr. Jones worked for two years as an engineer in the Telcom Test Division of Hewlett Packard. Mr. Jones has also worked for ten years as an engineer with MacDonald Dettwiler and Associates (a wholly owned subsidiary of Orbital Sciences Inc.), a Satellite Ground Station developer. Mr. Jones devotes approximately 40% of his time to his position in Reach Technologies, Inc., conducting research and development.

Ms. Finnigan became a director and officer of DDR Systems, Inc.'s in December 1999. During the past 4 years, Ms. Finnigan has worked as the Director of Finance of Axion Internet, Inc., an Internet service provider. In the prior 2 years, Ms. Finnigan worked in corporate accounting for Planvest financial, a mutual fund dealer and subsidiary of CM Oliver, Inc. a brokerage house. Prior to that Ms. Finnigan was the Chief Financial Officer of the Kinsman Rehabilitation Foundation, a non profit organization. Ms. Finnigan brings extensive financial experience drawn from the broad spectrum of businesses described above.

The directors named above will serve until the first annual meeting of DDR Systems, Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the directors and officers of DDR Systems, Inc. and any other person pursuant to which any director or officer is to be selected as a director or officer.

The directors and officers of DDR Systems, Inc. will devote their time to DDR Systems, Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time that they will devote to DDR Systems, Inc.'s affairs is not consistent and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from DDR Systems, Inc. Although there is no current plan in existence, it is possible that DDR Systems, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of DDR Systems, Inc.'s business plan. DDR Systems, Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. DDR Systems, Inc. has no employment contract or compensatory plan or arrangement with any executive officer of DDR Systems, Inc. The Directors currently do not receive any cash compensation from DDR Systems, Inc. for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth,  as  of  December  31,  1999:
- DDR Systems, Inc.'s outstanding common stock owned or beneficially owned by each executive officer and director;
- DDR Systems, Inc.'s outstanding common stock owned or beneficially owned by each person who owned of record, or was known by DDR Systems, Inc. to own beneficially, more than 5% of DDR Systems, Inc.'s common stock;
-     The  shareholdings  of  all  executive  officers and directors as a group.

                                                                            Percentage of
                                                                             Outstanding
Name                                                          Shares Owned   Shares Owned
Glenn Jones, President, Secretary, Treasurer, and Director      10,000,000           81.2%
W 12th Ave
Vancouver, B.C. Canada V6
All Executive Officers & Directors As A Group (2 Individual)    10,000,000           81.2%

All shares are held of record and each record shareholder has sole voting and investment power. DDR Systems, Inc. knows of no one who has the right to acquire beneficial ownership in DDR Systems, Inc. common stock. Other than the sale of DDR Systems, Inc. stock contemplated by this prospectus, there are no arrangements known to DDR Systems, Inc. the operation of which may at a subsequent date result in a change of control of DDR Systems, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below, no director, executive officer or nominee for election as a director of DDR Systems, Inc., and no owner of five percent or more of DDR Systems, Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction (other than the license agreement itself) in which the amount involved exceeds $60,000. The initial shareholder, Glenn Jones, is an one third shareholder in Reach Technologies Inc., the licenser of DDR Systems, Inc.'s right to distribute the Reach Technologies Inc. licensed product line. If DDR Systems, Inc. succeeds in implementing its business plan, DDR Systems, Inc. will make payments to Reach Technologies Inc. in the future that will exceed $60,000, although the resulting benefits to Mr. Jones may not exceed $60,000.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

DDR Systems, Inc.'s bylaws provide that DDR Systems, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of DDR Systems, Inc., absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling DDR Systems, Inc. pursuant to the forgoing provisions, DDR Systems, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

DDR  Systems,  Inc.
(A  Development  Stage  Company)

                       SIX MONTHS ENDED JUNE 30, 2000 AND
                       ----------------------------------
                JUNE 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999
                -------------------------------------------------



Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2

Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . .   F-3

Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . .   F-4

Statement of Stockholders' Equity . . . . . . . . . . . . . . . . . . . .   F-5

Notes to the Financial Statements . . . . . . . . . . . . . . . .   F-6 to F-10

              JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
              -----------------------------------------------------

Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . .   F-11

Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-12

Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . .  F-13

Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . .  F-14

Statement of Stockholders' Equity . . . . . . . . . . . . . . . . . . . .  F-15

Notes to the Financial Statements . . . . . . . . . . . . . . . .  F-16 to F-20

DDR  SYSTEMS,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
BALANCE  SHEET  (UNAUDITED)
As  At
--------------------------------------------------------------------------------

                                                 June 30, 2000  June 30, 1999
                                                 -------------  -------------
ASSETS
CURRENT ASSETS
  Cash                                           $     53,660   $          -

                                                 -------------  -------------
    TOTAL CURRENT ASSETS                               53,660              -
                                                 -------------  -------------

Furniture & equipment (Note A)
  Cost                                                  2,077              -
  Accumulated depreciation                               (450)             -
                                                 -------------  -------------
  Net                                                   1,627              -
                                                 -------------  -------------

License Agreement (Note B)
  Cost                                                 10,000         10,000
  Accumulated Amortization                             (3,023)          (232)
                                                 -------------  -------------
  Net                                                   6,977          9,768
                                                 -------------  -------------

    TOTAL ASSETS                                 $     62,264   $      9,768
                                                 =============  =============

CURRENT LIABILITIES
  Accounts payable and accrued expenses          $          -   $          -
                                                 -------------  -------------

    TOTAL CURRENT LIABILITIES                               -              -
                                                 -------------  -------------

COMMITMENT (Note B)

STOCKHOLDERS' EQUITY (Note C)
  Preferred stock, par value $.001; 20,000,000 shares authorized; 0 issued and outstanding


  Common stock, par value $.001, 100,000,000
  shares authorized; issued and outstanding
  12,300,000 and 10,000,000 at June 30, 2000
  and 1999 respectively.                               12,300         10,000

  Additional paid in capital                          101,200              -
  Deficit accumulated
  during the development stage                        (51,236)          (232)
                                                 -------------  -------------

    TOTAL STOCKHOLDERS' EQUITY                         62,264          9,768
                                                 -------------  -------------

    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                       $     62,264   $      9,768
                                                 =============  =============

                               Prepared by Management


                        See Notes to Financial Statements


DDR  SYSTEMS,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  OPERATIONS  AND  ACCUMULATED  DEFECIT  (Unaudited)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
FOR  THE  PERIOD  JUNE 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2000 AND JUNE 30, 1999
-------------------------------------------------------------------------------------

                                    Six Months       June 3, 1999      June 3, 1999
                                       Ended        (inception) to    (inception) to
                                   June 30, 2000    June 30, 1999     June 30, 2000
                                  ---------------  ----------------  ----------------
COSTS AND EXPENSES
------------------
  Bank charges and interest       $          121   $             -   $           121
  Communication                                -                 -               517
  Depreciation and amortization            1,603               232             3,473
  Marketing & Promotion                   20,857                 -            23,315
  Office                                       -                 -                13
  Professional Fees                        9,719                 -            13,719
  Travel                                       -                 -            10,078
                                  ---------------  ----------------  ----------------
    TOTAL EXPENSES                        32,300               232            51,236
                                  ---------------  ----------------  ----------------

NET EARNINGS <LOSS>                      (32,300)             (232)          (51,236)

DEFICIT AT BEGINNING OF PERIOD           (18,936)                -                 -
                                  ---------------  ----------------  ----------------

DEFICIT AT END OF PERIOD          $      (51,236)  $          (232)  $       (51,236)
                                  ===============  ================  ================

BASIC AND DILUTED                 $       (0.004)  $        (0.000)
                                  ===============  ================
LOSS PER SHARE (Note A)

                            Prepared by Management


                      See Notes to Financial Statements


DDR  SYSTEMS,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  STOCKHOLDERS'  EQUITY  (Unaudited)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO JUNE 30, 2000 AND JUNE 30, 1999
----------------------------------------------------------------------------------

                                                    Common Stock
                                               ---------------------- Additional
                                                 Number of             Paid-in
                                                  Shares      Amount   Capital
                                               ------------  --------  --------
BALANCES
  June 3, 1999                                            -  $      -  $      -

  Shares issued during the period
    Shares issued to acquire license (Note B)    10,000,000    10,000         -
                                               ------------  --------  --------
BALANCES
  June 30, 1999                                  10,000,000    10,000         -


  Shares issued during the period
    Shares issued for cash                        2,300,000     2,300   101,200

BALANCES
                                               ------------  --------  --------
  December 31, 1999                              12,300,000    12,300   101,200

BALANCES
  June 30, 2000                                  12,300,000  $ 12,300  $101,200
                                               ============  ========  ========

                             Prepared by Management


                       See Notes to Financial Statements


DDR  SYSTEMS,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
STATEMENT  OF  CASH  FLOWS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
FOR  THE  PERIOD  JUNE  3,  1999  (DATE  OF  INCEPTION)  TO  JUNE  30,  2000  AND  JUNE  30,  1999
--------------------------------------------------------------------------------------------------

                                                            Six Months       June 3, 1999      June 3, 1999
                                                               Ended        (inception) to    (inception) to
                                                           June 30, 2000    June 30, 1999     June 30, 2000
                                                          ---------------  ----------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net <loss>                                              $      (32,300)  $          (232)  $       (51,236)
  Adjustments to reconcile net earnings <loss>
  to net cash used by operating activities:
    Depreciation and amortization                                  1,603               232             3,473

CHANGES IN CURRENT ASSETS AND CURRENT
  ASSETS AND CURRENT LIABILITIES:
  Increase in current liabilities:
    Accounts payable and accrued expenses                        (19,143)                -                 -
                                                          ---------------  ----------------  ----------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                        (49,840)                -           (47,763)
                                                          ---------------  ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of furniture and equipment                               -                 -            (2,077)
                                                          ---------------  ----------------  ----------------

NET CASH <USED> FOR INVESTING ACTIVITIES                               -                 -            (2,077)
                                                          ---------------  ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                                 -                 -           103,500
                                                          ---------------  ----------------  ----------------

NET CASH PROVIDED  BY FINANCING ACTIVITIES                             -                 -           103,500
                                                          ---------------  ----------------  ----------------

NET INCREASE IN CASH                                             (49,840)                -            53,660

CASH, beginning of period                                        103,500                 -                 -
                                                          ---------------  ----------------  ----------------

CASH, end of period                                       $       53,660   $             -   $        53,660
                                                          ===============  ================  ================

SUPPLEMENTAL DISCLOSURE:

Noncash investing and financing activities
     License agreement acquired by issue of common stock                   $       10,000    $        10,000
                                                                           ================  ================

No significant amounts of interest or taxes were paid during the periods shown above.


                               Prepared by Management


                       See Notes to Financial Statements

DDR  SYSTEMS,  INC.
(A  Development  Stage  Company)
NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
--------------------------------------------------------------------------------

NOTE  A  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-----------------------------------------------------------------------------

Organization
------------

The Company was incorporated under the laws of the state of Washington on June 3, 1999. On June 3, 1999, the Company entered into a licensing agreement with Reach Technologies, Inc. a Washington Corporation. Under the terms of this agreement and concurrent with incorporation, the company issued 10,000,000 of its common stock to Glenn Jones, the President of Reach Technologies, Inc, The agreement allows the Company to sell a digital data recorder product line in the northeastern United States.

The Company's principal business plan is to seek immediate earnings by exploiting the license agreement with Reach Technologies, Inc. The Company plans to conduct market analysis, hire sales staff and begin marketing the Digital Data Recorder product line.

Summary  of  Significant  Accounting  Principles
------------------------------------------------

a.  Accounting  estimates
-------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

b.  Basic  earnings  per  share
-------------------------------

Basic earnings <loss> per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure with no significant potential common shares. Basic earnings <loss> per share is calculated weighted on the average number of common shares outstanding each period (2000-12,300,000; 1999-10,000,000).

DDR  SYSTEMS,  INC.
(A  Development  Stage  Company)
NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
--------------------------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Summary  of  Significant  Accounting  Principles  (Continued)
-------------------------------------------------------------

c.  Office  furniture  and  equipment
-------------------------------------

Office furniture and equipment purchases are capitalized and the cost depreciated over the estimated useful lives of the related assets, generally five to seven years. Office furniture and equipment abandoned is written off at the time of the abandonment.

d.  License  agreement
----------------------

The license agreement with Reach Technologies Inc. has been capitalized and the cost will be amortized over the estimate useful life of the asset - three years and seven months, commencing June 3, 1999.

e.  Issuance  of  Common  Stock
-------------------------------

The issuance of common stock for other than cash is recorded by the Company at managements estimate of the fair value of the assets acquired or service rendered.

f.  Revenue
-----------

Revenue  is  recognized  when  product  is  shipped  to  the  customer.

g.  Income  taxes
-----------------

No taxes are payable for the seven months ended December 31, 1999. See Note D regarding the net operating loss carryforward.

h.  Functional  currency
------------------------

The financial statements are stated in U. S. dollars, which is the functional currency of the Company.

DDR  SYSTEMS,  INC.
(A  Development  Stage  Company)
NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
--------------------------------------------------------------------------------

NOTE  B  -  LICENSE  AGREEMENT
------------------------------

On June 3, 1999, DDR Systems, Inc acquired from Reach Technologies, Inc. the rights to distribute the Reach Technologies Inc. Digital Date Recorder product line for the purpose of selling the product in the telemetry and remote sensing marketplace. This license has been capitalized based on the estimate of the fair value of the license received. The licensed product line consists of 0 to 40 Megabit per second Digital Data Recorders that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. DDR Systems, Inc., which at the time was owned by one investor-participant in Reach Technologies Inc. paid for the license by issuing stock to the investor-participant in Reach Technologies, Inc. Under license with Reach Technologies, Inc., DDR Systems, Inc. has the exclusive right to distribute and market the Reach Technologies, Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning June 3, 1999, expiring January 31, 2003. To retain this right, DDR Systems, Inc. must purchase a minimum amount of product based on pricing established in the license agreement during each of the two years of its license, beginning February 1, 2000. DDR systems, Inc. is required to purchase $50,000 for the Reach Technologies Inc. licensed product line by January 31, 2001, a further $100,000 by January 31, 2002, and a further $100,000 by 2003 to retain its license. The current price for the Reach Technologies Inc. licensed product line is as follows:

PRODUCT                                 MODEL NUMBER  WHOLESALE PRICE
                                                        (US DOLLARS)
DIGITAL DATE RECORDER (BENCHTOP)
DAT based recorder                      DDR-4mm                 12,170
Exabyte based recorder                  DDR-8mm                 13,650
DLT based recorder                      DDR-DLT                 16,700

DIGITAL DATE RECORDER (PORTABLE)
(PRICE DOES NOT INCLUDE IBM LAPTOP PC)
DAT based recorder                      DDR-P-4mm               12,170
Exabyte based Portable                  DDR-P-8mm               13,220

DIGITAL DATE RECORDER (OPTIONS)
RS-422 I/O option (2 channels)          DDR-RS422                  870


                                      F-8

DDR  SYSTEMS,  INC.
(A  Development  Stage  Company)
NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
--------------------------------------------------------------------------------

NOTE B - LICENSE AGREEMENT (Continued)
--------------------------------------

 PRODUCT                                MODEL NUMBER  WHOLESALE PRICE
                                                        (US DOLLARS)

Differential ECL I/O option             DDR-ECL                    870
Additional PCM Channel                  DDR-PCM                  3,480
IRIG Time Code input option             DDR-IRIG                 1,740
GPS Time input option                   DDR-GPS                  2,610
2 GB High Speed Disk option             DDR-Disk-2GB               870
4 GB High Speed Disk option             DDR-Disk-2GB             1,300
Shipping case for portable              DDR-Case                   390


Reach  Technologies  Inc.  may  change  the  price  on  a  30  days'  notice.

The license agreement expires January 31, 2003, and may be renewed by DDR Systems, Inc. for additional three year periods so long as DDR Systems, Inc. is not in default. Any renewal agreement will be subject to the same minimum purchase requirement structure except that the minimum purchase amount in each year would be calculated as the greater of $120,000 and 65% of DDR Systems, Inc.'s prior years audited revenue. The agreement may be terminated by DDR Systems, Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for any cause, which includes breach of the agreement, the bankruptcy or insolvency of DDR Systems, Inc.; or the conviction of DDR Systems, Inc.; its officers or directors, of any crime involving moral turpitude.

NOTE  C-  COMMON  STOCK
-----------------------

During the period ended December 31, 1999, the Company issued 12,300,000 shares. 10,000,000 shares were issued at $0.001 per share in exchange for the license agreement. 2,300,000 shares were issued at $0.045 per share for cash of $103,500.

DDR  SYSTEMS,  INC.
(A  Development  Stage  Company)
NOTES  TO  FINANCIAL  STATEMENTS  (UNAUDITED)
FOR  THE  SIX  MONTHS  ENDED  JUNE  30,  2000
--------------------------------------------------------------------------------

NOTE  D  -  NET  OPERATING  LOSS  CARRYFORWARD
----------------------------------------------

The Company's net operating loss for the six months ended June 30, 2000 of $30,697 may be utilized through the year ended December 31, 2020. The Company's net operating loss for the seven months ended December 31, 1999 of $18,936 may be utilized through the year ended December 31, 2019. SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 1999 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



                                                                January 21, 2000


Board of Directors

DDR Systems, Inc.
(A Development Stage Company)
Vancouver, B. C. Canada

We have audited the accompanying balance sheet of DDR Systems, Inc. (A Development Stage Company) (Company), as of December 31, 1999 and the related statements of operations and accumulated deficit, stockholders' equity and of cash flows for the period June 3, 1999 (Date of Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements at December 31, 1999 present fairly, in all material respects, the financial position of DDR Systems, Inc. (A Development Stage Company) as of December 31, 1999 and the results of its operations and its cash flows for the period June 3, 1999 (Date of Inception) to December 31, 1999, in conformity with generally accepted accounting principles.


                                      /s/ Bedinger & Company

                                      Bedinger & Company
                                      Certified Public Accountants
                                      Walnut Creek, California

DDR SYSTEMS, INC,

(A Development Stage Company)
BALANCE SHEET
DECEMBER 31, 1999
---------------------------------------------------------------------------------

ASSETS
-------

CURRENT ASSETS
---------------
  Cash                                                                $ 103,500
                                                                      ---------

    TOTAL CURRENT ASSETS                                                103,500
                                                                      ---------

Furniture & equipment (Note A)
  Cost                                                                    2,077
  Accumulated depreciation                                                 (242)
                                                                      ---------
  Net                                                                     1,835
                                                                      ---------

License agreement (Note B)
  Cost                                                                   10,000
  Accumulated amortization                                               (1,628)
                                                                      ---------
  Net                                                                     8,372
                                                                      ---------

    TOTAL ASSETS                                                      $ 113,707
                                                                      =========

CURRENT LIABILITIES
--------------------
  Accounts payable and accrued expenses                               $  19,143
                                                                      ---------

    TOTAL CURRENT LIABILITIES                                            19,143
                                                                      ---------

COMMITMENT (Note B)

STOCKHOLDERS' EQUITY (Note C)
------------------------------
  Preferred stock, par value $,001; 20,000,000
    shares authorized; 0 issued and outstanding                            --
  Common stock, par value $,001; 100,000,000
    shares authorized; issued and outstanding 12,300,000                 12,300

  Additional paid in capital                                            101,200
  Accumulated deficit                                                   (18,936)
                                                                      ---------

    TOTAL STOCKHOLDERS' EQUITY                                           94,564
                                                                      ---------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                                            $ 113,707
                                                                      =========

                       See Notes to Financial Statements

DDR SYSTEMS, INC,

(A Development Stage Company)
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
-------------------------------------------------------------------------------

                                                           June 3, 1999
                                                          (inception) to
COSTS AND EXPENSES                                      December 31, 1999
------------------                                      -----------------
    Communication                                          $      517
    Depreciation and amortization                               1,870
    Marketing and promotion                                     2,458
    Office                                                         13
    Professional fees                                           4,000
    Travel                                                     10,078
                                                            ---------

      TOTAL EXPENSES                                           18,936
                                                            ---------

NET EARNINGS (LOSS) AND ACCUMULATED DEFICIT                   (18,936)
                                                            =========

BASIC AND DILUTED
LOSS PER SHARE (Note A)                                     $  (0.001)
                                                            =========

                       See Notes to Financial Statements

DDR SYSTEMS, INC.

(A Development Stage Company)
STATEMENT OF CASH FLOWS


FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
------------------------------------------------------------

                                                                 June 3, 1999
                                                                (inception) to
                                                              December 31, 1999
                                                              -----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                              $(18,936)
          Adjustments to reconcile net  loss to
              net cash used by operating activities:
              Depreciation and amortization                        1,870

CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES:
          Increase in current liabilities:
              Accounts payable and accrued expenses               19,143
                                                                --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                          2,077
                                                                --------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture
              and equipment                                       (2,077)
                                                                --------

NET CASH <USED> FOR INVESTING ACTIVITIES                         (12,077)
                                                                --------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Sale of common stock                                   103,500
                                                                --------

NET CASH PROVIDED  BY FINANCING
           ACTIVITIES                                            113,500
                                                                --------

NET INCREASE IN CASH                                             103,500

CASH, beginning of period                                              -
                                                                --------

CASH, end of period                                             $103,500
                                                                ========
SUPPLEMENTAL DISCLOSURE:
Noncash investing and financing activities
     License agreement acquired by issue of common
      stock                                                     $ 10,000
                                                                ========

No significant amounts of interest or taxes were paid during the period shown above.

                       See Notes to Financial Statements

DDR SYSTEMS, INC,

(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY


FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
----------------------------------------------------------------------

                                                Common Stock
                                       ------------------------------        Additional
                                         Number of                            Paid-in
                                          Shares          Amount              Capital
                                       -------------  ---------------     --------------
BALANCES
  June 3, 1999                                  --       $     --          $     --
  Shares issued during the period
    Shares issued to acquire
     license (Note B)                   10,000,000         10,000
    Shares issued for cash               2,300,000          2,300           101,200

BALANCES
                                        ----------       --------          --------
  December 31, 1999                     12,300,000       $ 12,300          $101,200
                                        ==========       ========          ========

                       See Notes to Financial Statements

DDR SYSTEMS, INC.

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
-------------------------------------------------------------

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
----------------------------------------------------------------
POLICIES
--------


Organization
------------

The Company was incorporated under the laws of the state of Washington on June 3, 1999. On June 3, 1999, the Company entered into a licensing agreement with Reach Technologies, Inc., a Washington Corporation. Under the terms of this agreement and concurrent with incorporation, the Company issued 10,000,000 of its common stock to Glenn Jones, the President of Reach Technologies, Inc, The agreement allows the Company to sell a digital data recorder product line in the northeastern United States.

The Company's principal business plan is to seek immediate earnings by exploiting the license agreement with Reach Technologies, Inc. The Company plans to conduct market analysis, hire sales staff and begin marketing the Digital Data Recorder product line.

Summary of Significant Accounting Principles
--------------------------------------------

a. Accounting estimates
-----------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b.  Basic earnings per share
----------------------------

Basic loss per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure with no significant potential common shares. Basic loss per share is calculated on the weighted average number of common shares outstanding during the period (1999-12,300,000).

DDR SYSTEMS, INC.

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999

-------------------------------------------------------------

NOTE A -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
-------------------------------------------------------------------------------

Summary of Significant Accounting Principles
--------------------------------------------

c.  Office furniture and equipment
----------------------------------

Office furniture and equipment purchases are capitalized and the cost depreciated over the estimated useful lives of the related assets, generally five to seven years. Office furniture and equipment abandoned is written off at the time of the abandonment.

d. License agreement
--------------------

The license agreement with Reach Technologies Inc. has been capitalized and the cost will be amortized over the estimate useful life of the asset - three years and seven months, commencing in June 3, 1999.

e. Issuance of Common Stock
---------------------------

The issuance of common stock for other than cash is recorded by the Company at managements estimate of the fair value of the assets acquired or service rendered.

f. Revenue
----------

Revenue is recognized when product is shipped to the customer.

g. Income taxes
---------------

No taxes are payable for the seven months ended December 31, 1999. See Note D regarding the net operating loss carryforward

h. Functional Currency
----------------------

The financial statements are stated in U.S. dollars which is the functional currency of the Company.


NOTE B - LICENSE AGREEMENT WITH RELATED PARTY
---------------------------------------------

On June 3, 1999, DDR Systems, Inc acquired from Reach Technologies, Inc. the rights to distribute the Reach Technologies Inc. Digital Date Recorder product line for the purpose of selling the product in the telemetry and remote sensing marketplace. This license agreement has been capitalized based on the transferor's historical cost of the license. The licensed product line consists of 0 to 40 Megabit per second Digital Data Recorders that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. DDR Systems, Inc., which at the time was owned by one investor-participant in Reach Technologies Inc. paid for the license by issuing stock to the innestar-participant in Reach Technologies, Inc.

DDR SYSTEMS, INC.

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999
------------------------------------------------------------

Under license with Reach Technologies, Inc., DDR Systems, Inc. has the exclusive right to distribute and market the Reach Technologies, Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York,

NOTE B - LICENSE AGREEMENT WITH RELATED PARTY (Continued)
----------------------------------------------------------

Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning June 3, 1999, expiring January 31, 2003. To retain this right, DDR Systems, Inc. must purchase a minimum amount of product based on pricing established in the license agreement during each of the two years of its license, beginning February 1, 2000. DDR systems, Inc. is required to purchase $50,000 of the Reach Technologies Inc. licensed product line by January 31, 2001, a further $100,000 by January 31, 2002, and a further $100,000 by 2003 to retain its license. The current price for the Reach Technologies Inc. licensed product line is as follows:

Product                                         Model Number                   Wholesale Price
                                                                               (US Dollars)
Digital Date Recorder (benchtop)
DAT based recorder                              DDR-4mm                        $12,170
Exabyte based recorder                          DDR-8mm                         13,650
DLT based recorder                              DDR-DLT                         16,700

Digital Date Recorder (portable)
(price does not include IBM
Laptop PC)
DAT based recorder                              DDR-P-4mm                       12,170
Exabyte based Portable                          DDR-P-8mm                       13,220

Digital Date Recorder (options)
RS-422 I/O option (2 channels)                  DDR-RS422                          870
Differential ECL I/O option                     DDR-ECL                            870
Additional PCM Channel                          DDR-PCM                          3,480
IRIG Time Code input option                     DDR-IRIG                         1,740
GPS Time input option                           DDR-GPS                          2,610
2 GB High Speed Disk option                     DDR-Disk-2GB                       870
4 GB High Speed Disk option                     DDR-Disk-2GB                     1,300
Shipping case for portable                      DDR-Case                          390

DDR SYSTEMS, INC.

(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS


FOR THE PERIOD JUNE 3, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999

--------------------------------------------------------------------------------

Reach Technologies Inc. may change the price on a 30 day notice.



NOTE B -LICENSE AGREEMENT WITH RELATED PARTY (Continued)
---------------------------------------------------------

The license agreement expires January 31, 2003, and may be renewed by DDR Systems, Inc. for additional three year periods so long as DDR Systems, Inc. is not in default. Any renewal agreement will be subject to the same minimum purchase requirement structure except that the minimum purchase amount in each year would be calculated as the greater of $120,000 and 65% of DDR Systems, Inc.'s prior years audited revenue. The agreement may be terminated by DDR Systems, Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for any cause, which includes breach of the agreement, the bankruptcy or insolvency of DDR Systems, Inc.; or the conviction of DDR Systems, Inc.; or the convictions of DDR Systems, Inc. its officers or directors, of any crime involving moral turpitude.


NOTE C- COMMON STOCK
---------------------

During the period ended December 31, 1999 the Company issued a total of 12,300,000 shares. 10,000,000 shares were issued at $0.001 per share in exchange for the license agreement. 2,300,000 shares were issued at $0.045 per share for cash of $103,500.

NOTE - D NET OPERATING LOSS CARRYFORWARD
-----------------------------------------

The Company's net operating loss for the seven months ended December 31, 1999 of $18,936 may be utilized through the year ended December 31, 2019. SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 1999 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years.

                                   PROSPECTUS
                                            , 2000
                              ----------- --




                                DDR SYSTEMS, INC.




                                3650 W. 30TH AVE
                   VANCOUVER, BRITISH COLUMBIA V6S 1W8, CANADA
                                 (604) 732-0623

                        2,300,000 Shares of Common Stock
                       to be sold by current shareholders



DDR Systems, Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of DDR Systems, Inc. have not changed since the date hereof.


Until                    , 2000 (90 days after the date of this prospectus), all
       -------------  ---
dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The securities are being registered for the account of selling shareholders. All of the following expenses will be borne by DDR Systems, Inc. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee                                $    27.33
Printing and engraving expenses                          5,000
Attorneys' fees and expenses                            20,000
Accountants' fees and expenses                           2,000
Transfer agent's and registrar's fees and expenses         500
Miscellaneous                                              965
                                                    ----------
Total                                               $28,492.33
                                                    ----------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The articles of DDR Systems, Inc., filed as Exhibit 3.1, provide that DDR Systems, Inc. will indemnify its directors to the full extent permitted under Washington state law. The bylaws of DDR Systems, Inc., filed as Exhibit 3.2, provide that DDR Systems, Inc. will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

Set forth below is information regarding the issuance and sales of DDR Systems, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     a. On June 3, 1999, DDR Systems, Inc. issued a total of 10,000,000 shares of common stock to Glenn Jones. The issuance was compensation for the license of the Reach Technologies Inc. licensed product line rights. The offer and the sale of the stock were exempt from registration under Rule 504 of Regulation D under Section 3(b) of the Securities Act of 1933, as amended. If the exemption under Rule 504 of Regulation D is not available, then DDR Systems, Inc. believes that this offering is also exempt under Rule 506 and under Section 4(2) of the Securities Act of 1933, as amendedMr. Jones was a founder and director of DDR Technologies, Inc., and therefore an accredited investor at the time he received the offer to purchase and at the closing of the purchase of the stock. Mr. Jones agreed to resell such securities only in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration. DDR Systems, Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation D, pursuant to registration, or pursuant to an available exemption from registration.


     b. On December 5, 1999 DDR Systems, Inc. issued a total of 2,300,000 shares of common stock to four foreign corporations. The issuance of the common stock was exempt from registration under Regulation S. Each entity was a foreign corporation at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. Each corporation agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. DDR Systems, Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration.

Item 16(a). Exhibits.

Exhibit                Name                                                Page
Number

3.1*                   Articles of Incorporation
3.2*                   Bylaws
4.1*                   Specimen Share of Common Stock
5.1*                   Opinion re: Legality
10.1*                  License Agreement
10.2*                  Subscription Agreement and Investment
                       Letter re: Gauntlett Limited

10.3*                  Subscription Agreement and Investment
                       Letter re: World Wise Traders Limited
10.4*                  Subscription Agreement and Investment
                       Letter re: Green Grove Trading Limited
10.5*                  Subscription Agreement and Investment
                       Letter re: Valonia Limited
23.1*                  Consent of Independent Auditors.
23.2*                  Consent of Counsel (see Exhibit 5.1)
27.1*                  Financial Data Schedule.


*Previously  filed.

ITEM  16(B).  FINANCIAL  STATEMENT  SCHEDULES.

As  of  December  31,  1999,  DDR  Systems,  Inc.:
-     has  no  valuation  or  qualifying  accounts
- does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
-     has  no  subsidiaries
-     has  no  investments  in  mortgage  loans  on  real  estate.

ITEM  17.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is , therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on July 24, 2000.


                                   DDR  SYSTEMS,  INC.


                                   /s/  Glenn  Jones
                                   -------------------------
                                   By  Glenn  Jones
                                   Its  President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Glenn Jones                   President, Secretary, Treasurer, and Director
-----------------
Glenn Jones                        July 24, 2000


/s/  Katherine Finnigan            Chief  Financial  Officer
-----------------------
Katherine  Finnigan                July 24, 2000